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                                                                     EXHIBIT 3.4

                       CERTIFICATE OF RETIREMENT OF STOCK

                                       OF

                              STAFF BUILDERS, INC.



         Staff Builders, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter referred to as the ?Corporation?),

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors (the ?Board?) of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted a resolution retiring shares of the capital stock of the Corporation, which were issued but not outstanding, to the extent hereinafter set forth, and which retired shares had capital applied in connection with their acquisition.

         SECOND: The shares of capital stock of the Corporation, which are retired, are identified as being all 1,000 issued shares of ?$1.00 Preferred Stock, Class B?, $1.00 par value per share (the ?Class B Preferred Stock?).

         THIRD: That in accordance with the provisions of Section 243 of the Delaware General Corporation Law and in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation, the capital stock of the Corporation which is hereby retired shall resume the status of authorized and unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation and, upon the effective date of the filing of this Certificate, the Restated Certificate of Incorporation of the Corporation shall be amended so as to delete therefrom all reference to said Class B Preferred Stock.


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         IN WITNESS WHEREOF, said Staff Builders, Inc. has caused this
Certificate to be signed by Stephen Savitsky, its President and attested by David Savitsky, this 16th day of February, 1994.


                                                 STAFF BUILDERS, INC.


                                                 By: /s/ Stephen Savitsky
                                                     -----------------------
                                                         Stephen Savitsky
                                                         President



ATTEST:

By: /s/ David Savitsky
    -------------------------
        David Savitsky
        Secretary